UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

VirTra Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	000-28381	93-1207631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 CityWest Blvd., Suite 300, Houston, Texas 77042
(Address of principal executive offices)

(832) 242-1100

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 − Matters Related to Accountants and Financial Statements

Item 4.02 Non−Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

(a)  On August 9th, 2007, the chief executive officer/chief financial officer of the Company, in consultation with McElravy, Kinchen & Associates, P.C. ("McElravy"), the Company's independent public accountant, concluded that the Company's historical financial statements for the fiscal year ended December 31, 2005 and 2006, should be restated, correcting certain errors relating to the accounting for derivative calculations applied to its debenture financing, and that such financial statements should no longer be relied upon.

The Company has conducted a review of its accounting treatment of these transactions and is correcting its method of accounting for such transactions. The restatements relate to the accounting for derivatives on the Company's 2005 debenture and warrants with Dutchess Private Equities, LLC. The conversion features on the debenture and warrants have been determined to be an imbedded derivative under SFAS 133, which is required to be reflected as a liability at fair value. The debenture and warrants were previously reflected as containing a beneficial conversion feature under EITF 98−5. The correction relates solely to the accounting treatment of these transactions and does not affect the Company's historical cash flow.

The Company's financial statements for the fiscal year ended December 31, 2005 and 2006, will be restated. The Company will file the restated financial statements as amendments to periodic reports with the SEC on the appropriate forms as soon as possible. The chief executive officer/chief financial officer of the Company has discussed the matters disclosed in this current report, on Form 8−K, with McElravy.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

7

Letter dated August 14, 2007 from McElravy, Kinchen & Associates, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA SYSTEMS, INC. (Registrant)

By:	/s/ Steven Haag_____________
Steven Haag
Vice President, Investor Relations

Dated: August 14, 2007